Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "INTL FCSTONE INC.", CHANGING ITS NAME FROM "INTL FCSTONE INC." TO "STONEX GROUP INC.", FILED IN THIS OFFICE ON THE TWENTY-FOURTH DAY OF JUNE, A.D. 2020, AT 11:46 O`CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE SIXTH DAY OF JULY, A.D. 2020.

Jeffrey W. Bullock, Secretary of State

2141726 8100
SR# 20205876064

Authentication: 203166215
Date: 06-24-20

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of

INTL FCStone Inc.

resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "First" so that, as amended, said Article shall be and read as follows:

The name of the corporation is StoneX Group Inc.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the effective date of said amendment shall be July 6, 2020.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 24th day of June, 2020.

By: David A Bolte
Authorized Offer

Title: Secretary

Name: David A. Bolte
Printed Name

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:46 AM 06/24/2020
FILED 11:46 AM 06/24/2020
SR 20205876064 - File Number 2141726